EX-99.906 CERT

Securian Funds Trust

Exhibit 12(b) to Form N-CSR

CERTIFICATION

Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

We, David M. Kuplic, President and principal executive officer, and Gary M. Kleist, Vice President, Treasurer and principal financial officer, of Securian Funds Trust (the “Trust”), hereby certify as follows with respect to the Report of the Trust on Form N-CSR for the period ended December 31, 2015, (the “Report”) filed herewith:

1.              We have reviewed the Report;

2.              The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

3.              The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Trust.

Executed this 24th day of February, 2016
In St. Paul, Minnesota

/s/ David M. Kuplic
David M. Kuplic, President (Principal Executive Officer)

/s/ Gary M. Kleist
Gary M. Kleist, Vice President and Treasurer (Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.